EXHIBIT 13

                      AGREEMENT AND PLAN OF REORGANIZATION

                  AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of December 9, 1997, between SCHRODER ASIAN GROWTH FUND, INC. (the "Fund"), a corporation formed under the laws of the State of Maryland, and SCHRODER SERIES TRUST II, a business trust formed under the laws of the State of Delaware, on behalf of its initial series, Schroder All-Asia Fund (the "Trust").

              WHEREAS, this Agreement is intended to effect the reorganization of the Fund into a Delaware business trust by the transfer of all of the assets of the Fund to the Trust solely in exchange for assumption by the Trust of all of the liabilities of the Fund and issuance to the Fund of shares of beneficial interest of the Trust (the "Class A Shares"), followed by the distribution, on the Closing Date, as hereinafter defined, of the Class A Shares of the Trust to the holders of shares of the Fund (the "Stockholders") and by the dissolution of the Fund as provided herein, all upon the terms and conditions hereinafter set forth; and

              WHEREAS, the Reorganization, as hereinafter defined, is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

              NOW THEREFORE, in consideration of the promises and the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.   STOCKHOLDER APPROVAL.

              A special meeting (the "Special Meeting") of the stockholders of the Fund shall have been called and held for the purpose of approving this Agreement and the transactions contemplated herein.

2.   REORGANIZATION.

              The  transactions   described  in  this  section  are  hereinafter
referred to as the "Reorganization." The Reorganization shall occur with respect to the Fund and the Trust.

              2.1. Subject to the terms and conditions set forth herein and on the basis of the representations and warranties contained herein, the Fund agrees to transfer substantially all of its assets as set forth in paragraph 2.2 to the Trust by filing Articles of Transfer with the State of Maryland to become effective at the close of business on the Closing Date. The Trust agrees in exchange therefor (1) that the Trust shall assume all of the Fund's liabilities, whether contingent or otherwise, existing as of the Closing Date, and further
(2) that on the Closing Date the Trust shall deliver to the Fund the number of full and fractional Class A Shares equal to the value and number of full and fractional shares of the Fund outstanding on the Closing Date. The Fund and the Trust will execute a cross-receipt evidencing the transactions contemplated by this paragraph 2.1.

              2.2. The assets of the Fund transferred to the Trust shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividend receivables), claims or rights of action or rights to register shares under applicable securities laws, books and records of the Fund, all other property owned by the Fund and all deferred or prepaid expenses shown as assets on the books of the Fund on the Closing Date.

              2.3 Immediately upon delivery of the Class A Shares to the Fund pursuant to paragraph 2.1 above, any officer of the Fund is authorized, on behalf of the Fund as sole shareholder of the Trust, (1) to elect as trustees of the Trust ("Trustees") the persons who currently serve as directors of the Fund; and (2) to approve (I) the investment advisory agreement between Schroder Capital Management International Inc., the investment adviser of the Fund (the "Adviser"), and the Trust, which shall have been approved by the stockholders of the Fund, and (II) the continuation for the Trust's fiscal year ending October 31, 1998 of the engagement of Coopers & Lybrand L.L.P., the independent accountants who currently serve in that capacity for the Fund.

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              2.4. Upon consummation of the transactions  described in paragraph
2.1 above, the Fund will distribute to each Fund Stockholder of record Class A Shares of the Trust pro rata in proportion to each Fund Stockholder's interest in the Fund. The Trust will not issue certificates evidencing Class A Shares except upon written request.

              2.5. As soon as is practicable following the distribution of Class A Shares to Fund Stockholders pursuant to paragraph 2.4 above, the Fund shall be dissolved by filing Articles of Dissolution with the State of Maryland.

              2.6. Ownership of Class A Shares by the former Fund Stockholders will be reflected on the books of the Trust's transfer agent.

              2.7. Any reporting responsibility of the Fund is and shall remain its responsibility up to and including the later of the Closing Date and any date on which the Fund may be dissolved.

3.   CLOSING AND CLOSING DATE.

              3.1. The transfer of substantially all of the Fund's assets in exchange for the assumption by the Trust of the liabilities of the Fund and the issuance of Class A Shares, as described above, together with all related acts necessary to consummate such acts (the "Closing"), shall occur on March 20, 1998 (the "Closing Date") at the offices of Forum Financial Services, Inc., sub-administrator of the Trust, Two Portland Square, Portland, Maine, or at such other place or later date as the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the last determination of the Fund's net asset value or at such other time and place as the parties may agree.

              3.2. In the event that on the Closing Date (A) the New York Stock Exchange is closed to trading, or trading thereon is restricted, or (B) trading or reporting of trading on said exchange or in any market in which portfolio securities of the Fund are traded is disrupted so that accurate appraisal of the value of the total net assets of the Fund is impracticable, the Closing shall be postponed until the first business day upon which trading shall have been fully resumed and reporting shall have been restored. For purposes of this Agreement, a "business day" shall mean each day that the New York Stock Exchange is open for trading.

              3.3. The Fund shall deliver at the Closing a certificate of an authorized officer of the Fund stating that it has notified the custodian of the Fund of the transfer of the assets of the Fund to the Trust.

              3.4. The transfer agent for the Fund shall deliver at the Closing a certificate as to the closing of the transfer books of the Fund prior to the Closing Date and to the transfer of the Fund Stockholders' accounts to the transfer agent of the Trust. The Trust shall issue and deliver a confirmation to the Fund of the number of Class A Shares to be credited to the Fund with respect to the Trust on the Closing Date or provide evidence satisfactory to the Fund that such Class A Shares have been credited to the Fund's account on the books of the Trust.

              3.5. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, instructions and other documents as such party may deem appropriate or as such other party may reasonably request.

4.   VALUATION.

              4.1. The value of the Fund's net assets to be acquired by the Trust shall be the net asset value computed as of the close of business on the Closing Date, using the valuation procedures set forth in the Fund's then current prospectus.

              4.2. The number, value and denominations of full and fractional Class A Shares to be issued in exchange for the Fund's net assets shall be equal to the number, value and denominations of full and fractional Fund shares outstanding as of the close of business on the Closing Date.

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5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FUND.

              5.1. ORGANIZATION, EXISTENCE, ETC. The Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power to carry on its business as it is now being conducted. The Fund has all necessary Federal, state and local authorizations to own all of its properties and assets and to carry on its business as it is now being conducted.
              5.2. REGISTRATION AS AN INVESTMENT COMPANY. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.

              5.3. CAPITALIZATION. The authorized stock of the Fund consists of 100,000,000 shares of Common Stock, each having a par value of $.01 per share, and 16,107,100 shares are issued and outstanding.

              5.4. FINANCIAL STATEMENTS. The audited financial statements of the Fund for the fiscal year ended October 31, 1997 (the "Financial Statements") fairly present the financial position of the Fund as of the date thereof and the results of its operations and changes in its net assets for the periods indicated.

              5.5. FUND SHARES. The outstanding shares of the Fund are duly and validly issued and outstanding, fully paid and nonassessable.

              5.6. AUTHORITY RELATIVE TO THIS AGREEMENT. The Fund has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Fund's Board of Directors and by the Fund Stockholders at the Special Meeting, and no other corporate proceedings by the Fund are necessary to authorize the performance of this Agreement and the transactions contemplated hereby.

              5.7. LIABILITIES. There are no liabilities of the Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Financial Statements or incurred in the ordinary course of business subsequent to October 31, 1997, none of which has been materially adverse to the business, assets or results of operations of the Fund. All liabilities of the Fund to be assumed by the Trust were incurred by the Fund in the ordinary course of business.

              5.8. LITIGATION. There are no claims, actions, suits or proceedings pending or, to the knowledge of the Fund, threatened which would adversely affect the Fund's assets or business or which would prevent or hinder consummation of the transactions contemplated hereby. The Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A) of the Code.

              5.9. CONTRACTS. Except for contracts and agreements disclosed in the initial prospectus of the Fund or as otherwise described in the Fund's reports required under the Securities Exchange Act of 1934, as amended, or as otherwise disclosed to the Trust, under which no material default exists, the Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever.

              5.10. TAXES. The Fund has filed all federal income tax returns of the Fund required to be filed by it, and all taxes payable pursuant to such returns have been paid. The Fund has qualified as a regulated investment company ("RIC") under Subchapter M of the Code for each taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year through the Closing Date.

              5.11. DISSOLUTION. As soon as practicable following the distribution of Class A Shares to Fund Stockholders pursuant to paragraph 2.4 above, the Fund shall be dissolved by filing Articles of Dissolution with the State of Maryland.

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6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST.

              The Trust represents and warrants to the Fund as follows:

              6.1. ORGANIZATION, EXISTENCE, ETC. The Trust is a Delaware business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Trust has filed its Trust Certificate with the Secretary of State of Delaware.

              6.2. REGISTRATION AS AN INVESTMENT COMPANY. On the Closing Date, the Trust will be registered under the 1940 Act as an open-end management investment company.

              6.3. CAPITALIZATION. Prior to the Closing Date, there shall be no issued and outstanding Class A Shares. Class A Shares issued on the Closing Date in connection with the transactions contemplated herein will be duly and validly issued and outstanding, fully paid and non-assessable under Delaware law.

              6.4. COMMENCEMENT OF OPERATIONS. The Trust has not commenced operations and will not commence operations until after the Closing.

              6.5. AUTHORITY RELATIVE TO THIS AGREEMENT. The Trust has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Trustees, and no other proceedings are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. The Trust is not a party to or obligated under any charter, bylaw, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

              6.6. LIABILITIES. There are no liabilities of the Trust, whether or not determined or determinable, other than liabilities otherwise previously disclosed to the Fund, none of which has been materially adverse to the business, assets or results of operations of the Trust.

              6.7. LITIGATION. There are no claims, actions, suits or proceedings pending or, to the knowledge of the Trust, threatened which would adversely affect the Trust or its assets or business or which would prevent or hinder consummation of the transactions contemplated hereby.

              6.8. CONTRACTS. Except for contracts and agreements disclosed to the Fund, under which no default exists, the Trust is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever.

              6.9.  TAXES.   The  Trust  intends  that  it  will  meet  all  the
requirements to qualify as a RIC under Subchapter M of the Code for each of the taxable years ending after the Reorganization.

              6.10. CONTINUATION OF THE FUND'S BUSINESS. The Trust has no plan or intention to issue additional Class A Shares following the Reorganization except for shares issued in the ordinary course of the Trust's business as an open-end investment company; nor does the Trust have any plan or intention to redeem or otherwise reacquire any Class A Shares issued to Fund Stockholders pursuant to the Reorganization, other than through redemptions arising in the ordinary course of that business. The Trust will actively continue the Fund's business.

7.   CONDITIONS TO OBLIGATIONS OF THE TRUST.

              The obligations of the Trust hereunder with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:


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              7.1. APPROVAL BY STOCKHOLDERS. This Agreement and the transactions contemplated hereby, including, as necessary, any amendment of any investment restrictions of the Fund that might otherwise preclude the consummation of the Reorganization, shall have been approved by the affirmative vote of holders of two-thirds of the outstanding shares of the Fund.

              7.2. COVENANTS, WARRANTIES AND REPRESENTATIONS. The Fund shall have complied with each of its covenants contained herein, each of the representations and warranties contained herein shall be true in all material respects as of the Closing Date, there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of the Fund since October 31, 1997, and the Trust shall have received a certificate of the President of the Fund satisfactory in form and substance to the Trust so stating.

              7.3. TAX OPINION. The Fund and the Trust shall have received an opinion of their tax counsel, dated on or before the Closing Date, to the effect that, on the basis of existing provisions of the Code, current Treasury Regulations issued thereunder, administrative interpretations thereof and court decisions, for Federal income tax purposes: (I) no gain or loss will be recognized by the Trust or the Fund upon the transfer of the assets of the Fund to the Trust in exchange for Class A Shares of the Trust; and (II) no gain or loss will be recognized by Fund Stockholders on the exchange of shares of the Fund for Class A Shares of the Trust and the holding period and tax basis of the Class A Shares of the Trust received by each Stockholder of the Fund will be the same as the holding period and tax basis of the Stockholder's Fund shares held immediately prior to the exchange. For purposes of rendering their opinion, tax counsel may rely exclusively, and without independent verification as to factual matters, upon the statements made in this Agreement, upon the proxy statement distributed to Fund Stockholders in connection with the Reorganization, and upon such other written representations as the Trust and the Fund shall make as of the Closing Date.

              7.4. OPINION OF COUNSEL TO THE FUND. The Fund and the Trust shall have received the opinion of Ballard Spahr Andrews & Ingersoll, Maryland counsel to the Fund, dated as of the Closing Date and addressed to each of them, to the effect that: (I) the Fund is a corporation duly organized and existing under the laws of the State of Maryland; (II) the Fund is a closed-end management investment company registered under the 1940 Act; and (III) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of the Fund, and this Agreement has been duly executed and delivered by the Fund, and is a valid and binding obligation of the Fund, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally and to general principles of equity.

              7.5. OPINION OF COUNSEL TO THE TRUST. The Fund and the Trust shall have received the opinion of counsel to the Trust, dated as of the Closing Date and addressed to each of them, to the effect that: (I) the Trust is a Delaware business trust duly organized and validly existing under the laws of the State of Delaware; (II) the Trust is an open-end management investment company registered under the 1940 Act; (III) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of the Trust, and this Agreement has been duly executed and delivered by the Trust, and is a valid and binding obligation of the Trust, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally and to general principles of equity; (IV) the Trust's Registration Statement has been declared effective under the Securities Act and, to the best of counsel's knowledge after reasonable investigation, no stop order has been issued or threatened suspending its effectiveness; and (V) the Class A Shares of the Trust to be issued in the Reorganization have been duly authorized and upon issuance thereof will be validly issued, fully paid and nonassessable.

8.   CONDITIONS TO OBLIGATIONS OF THE FUND.

              The obligations of the Fund hereunder with respect to the consummation of the Reorganization as it relates to the Fund are subject to the satisfaction of the following conditions:

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              8.1. COVENANTS,  WARRANTIES AND  REPRESENTATIONS.  The Trust shall have complied with each of its covenants contained herein, and each of the representations and warranties contained herein shall be true in all material respects as of the Closing Date.

              8.2.  REGULATORY  APPROVAL.  All  approvals,   registrations,  and
exemptions under Federal and state laws required to effect the Reorganization and the transactions contemplated hereby shall have been obtained.

              8.3. TAX OPINION. The Fund and the Trust shall have received the opinion referred to in paragraph 7.3 of this Agreement.

9. AMENDMENTS; WAIVERS; TERMINATION; NON-SURVIVAL OF COVENANTS, WARRANTIES AND REPRESENTATIONS.

              9.1. AMENDMENTS. This Agreement may be amended at any time by action of the directors of either party hereto notwithstanding approval thereof by the Fund Stockholders, provided that no amendment shall have a material adverse effect on the interests of such stockholders.

              9.2. WAIVERS. At any time prior to the Closing Date either of the parties may waive compliance with any of the covenants or conditions made for its benefit contained herein.

              9.3. TERMINATION BY EITHER PARTY. This Agreement may be terminated at any time prior to the Closing Date without liability on the part of either party hereto or its respective Trustees, Directors, officers or stockholders by any party on notice to the other party.

              9.4. SURVIVAL. No representations, warranties or covenants made in or pursuant to this Agreement (including certifications of officers) shall survive the Reorganization.

10.  EXPENSES/LIABILITIES.

              The Fund and the Trust shall each be responsible for all of their expenses in connection with the Reorganization.

11.  GENERAL.

              This Agreement supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Agreement between the parties and may not be changed or terminated orally. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by the Trust and the Fund and delivered to each of the parties hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

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              IN WITNESS  WHEREOF,  the undersigned have executed this Agreement as of the date first above written.


Attest:                                     SCHRODER ASIAN GROWTH FUND, INC.


By:      /S/ ALEXANDRA POE                  By:      /S/ LOUISE CROSET
         -----------------------               -----------------------------
         Alexandra Poe                               Louise Croset


Attest:                                     SCHRODER SERIES TRUST II,
                                            on behalf of its series
                                            Schroder All-Asia Fund

By:      /S/ ALEXANDRA POE                  By:      /S/ LOUISE CROSET
      --------------------------                ----------------------------
         Alexandra Poe                               Louise Croset



COPIES OF THE TRUST INSTRUMENT, AS AMENDED, ESTABLISHING THE TRUST ARE ON FILE WITH THE SECRETARY OF THE TRUST, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT AND PLAN OF REORGANIZATION IS EXECUTED ON BEHALF OF THE TRUST BY OFFICERS OF THE TRUST AS OFFICERS AND NOT INDIVIDUALLY AND THAT THE OBLIGATIONS OF OR ARISING OUT OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS OF THE TRUST INDIVIDUALLY BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE TRUST.




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